Exhibit 99.1

China Executive Education Announces Forboss Annual Summit

Event to Take Place in Shanghai, December 29-31

HANGZHOU, P.R. China – December 28, 2010 /PRNewswire-Asia-FirstCall/ -- China Executive Education Corp. (OTC Bulletin Board: CECX) (“China Executive Education” or the “Company”), a China-based executive training company designed to fit the needs of Chinese entrepreneurs with classes and seminars to improve their skills in marketing, sales, public speaking, leadership, motivation, and a variety of business management skills, announced today that its Forboss Annual Summit will be held in Shanghai from December 29 through December 31, 2010.

The second annual Forboss summit brings together China Executive Education clients who are members of the Forboss Mentor Group, the Company's exclusive corporate membership program. Management expects to attract 5,000 attendees, including new and prospective clients, up from 3,000 at last year's summit. The three-day event will feature keynote speaker Will Bowen, author of the international bestselling book "A Complaint Free World," which has been published in more than 15 languages since 2007. Mr. Bowen, who also started the global "Complaint Free World" movement, is a powerful motivational speaker and has delivered keynote addresses to Fortune 20 companies, major automakers, government agencies, hospitals, firms, and marketing companies. To date, more than 8.5 million purple "Complaint Free World" bracelets have been distributed in 106 countries.

Other guest speakers at the event will include Siyi Pan, chairman and president of Soho, one of the largest real estate developers in China; Feng Jun, president of Aigo, the most popular consumer electronics brand in China; actress Fan Bingbing, widely considered the most popular and beautiful actress in China; and key members of China Executive Education's management team.

In addition to presentations by the guest speakers, the Forboss Annual Summit will feature a preview of the upcoming movie "The Next Magic," based on the life of the Company's Chairman, Kaien "Rocky" Liang. The preview will include selected clips from the movie and a behind-the-scenes look at the film. The Company expects "The Next Magic" to be released in theaters across China, Japan, and other parts of Asia next summer.

Additionally, the summit will include an awards ceremony honoring the top 10 brands among Forboss member companies, as well as the top China Executive Education students of 2010.

Kaien Liang, Chairman and Chief Executive Officer of China Executive Education, commented, "We expect this year's Forboss summit to be even more exciting and well-attended than our 2009 summit. The Forboss Annual Summit is one of the most important events of the year for our company, and we believe that attendees will benefit from the numerous educational and networking opportunities available at the summit. The conference also provides a strong platform to promote our business training courses, and we expect to generate significant sales during the event."

About China Executive Education Corp.

China Executive Education Corp., operating through MYL Business, is a fast-growing executive education company in China that offers comprehensive professional training programs in Hangzhou and Shanghai, two prosperous and commercial cities of China. Through open-enrollment training programs, including proprietary training courses and featured lectures, the company provides Chinese business executives with a variety of business training such as sales, marketing, leadership development, and highly effective personal skills development focused on decision-making skills, negotiation skills, public speaking skills and people skills. The training courses include a 7-course package for CEOs, as well as 22 other business development courses. The company is also one of very few business education training companies in China with the reputation and resources to attract world-renowned masters such as management guru Tom Peters, leadership guru John Maxwell, and relationship guru John Gray to China. China Executive Education Corp. will continue to pave the way for Chinese entrepreneurs who would like to have greater success going forward, helping them to reach international markets more easily. Since formally launching in April 2009, the company has provided its training programs to more than 5,000 Chinese business owners and executives from a broad range of industries.

Forward-Looking Statements

This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding our management's expectations, hopes, beliefs, intentions, or strategies regarding the future, including the Company's ability to pursue its commercial objectives, the demand for and effectiveness of the Company's services, the Company's visibility, the Company's market share and the Company's future growth. In addition, the Company's operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Dave Gentry, U.S.
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 104
Email: info@redchip.com

Jing Zhang, China
RedChip Beijing Representative Office
Tel: +86 10-8591-0635
Web: http://www.RedChip.com

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SOURCE:  China Executive Education Corp.